                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Venator Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

          PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED JUNE 1, 1999

                              [VENATOR GROUP LOGO]

                                                                   June   , 1999

Dear Shareholder:

     We invite you to attend the 1999 annual meeting of shareholders of Venator
Group, Inc., which will be held on             , 1999, at 10:00 A.M., local
time, at             .

     The items to be considered and voted on at the meeting are described in the notice of the 1999 annual meeting of shareholders and proxy statement accompanying this letter.

     We understand that you may receive proxy soliciting materials from Greenway Partners, L.P. ("Greenway") in connection with items Greenway intends to present at the meeting. These items are a slate of directors chosen by Greenway and proposals relating to a change of the Company's name and the Company's shareholder rights plan. The Board of Directors believes that these proposals are not in the best interests of the Company and its shareholders and urges you to vote against these proposals.

     If you plan to attend the annual meeting, please mark the appropriate box on the proxy card and return your completed card promptly so we can mail an admission ticket to you. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership, as of the record date, in order to be admitted to the meeting. Attendance at the meeting will be limited to shareholders as of the record date (or authorized representatives) having an admission ticket or evidence of their share ownership, and guests of the Company.

     YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE YOUR SHARES AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT 1-888-750-5834.

SINCERELY,

/s/ Roger N. Farah                                 /s/ Dale W. Hilpert
ROGER N. FARAH                                     DALE W. HILPERT
Chairman of the Board and                          President and
Chief Executive Officer                            Chief Operating Officer

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice of Meeting...........................................    1
Voting and Revocability of Proxy............................    2
Outstanding Voting Stock....................................    2
Vote Required...............................................    2
Method of Counting Votes....................................    2
Method and Cost of Proxy Solicitation.......................    3
Beneficial Ownership of the Company's Stock.................    3
  Directors and Executive Officers..........................    3
  Persons Owning More than 5 Percent........................    4
Section 16(a) Beneficial Ownership Reporting Compliance.....    6
Corporate Governance........................................    6
Board of Directors..........................................    7
  Organization and Powers...................................    7
  Committees of the Board...................................    7
     Audit Committee........................................    7
     Acquisitions and Finance Committee.....................    8
     Compensation Committee.................................    8
     Executive Committee....................................    8
     Nominating and Organization Committee..................    8
     Retirement Investment Committee........................    8
     Directors Compensation and Benefits....................    9
     Directors and Officers Indemnification and Insurance...    9
Transactions with Management and Others.....................   10
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................   10
  Nominees..................................................   11
  Directors Continuing in Office............................   11
Executive Compensation......................................   13
  Summary Compensation Table................................   13
  Long-Term Incentive Plan Awards in Last Fiscal Year.......   14
  Option Grants in Last Fiscal Year.........................   15
  Aggregated Option Exercises and Fiscal Year-End Option
     Values.................................................   16
  Retirement Plans..........................................   16
  Employment Contracts and Change-in-Control Arrangements...   18
  Compensation Committee Interlocks and Insider
     Participation..........................................   20
  Compensation Committee Report.............................   20
  Performance Graphs........................................   24
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   25
Greenway Solicitation.......................................   25
Participants in the Solicitation............................
Deadlines for Director Nominations and Shareholder
  Proposals.................................................   28
Other Business..............................................   28
Appendix A..................................................  A-1

                              VENATOR GROUP, INC.
                                  233 BROADWAY
                            NEW YORK, NEW YORK 10279

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

DATE:            , 1999

TIME:  10:00 A.M., local time

PLACE:

RECORD DATE:  June 7, 1999

     The meeting is being held for the following purposes:

     1. To elect four directors in Class II to serve for three-year terms expiring at the 2002 annual meeting of shareholders. The Board of Directors recommends a vote FOR the election of the existing director nominees proposed for reelection by the Company, as described in the Company's proxy statement.

     2. To ratify the appointment by the Board of Directors of KPMG LLP as independent accountants of the Company for the 1999 fiscal year. The Board of Directors recommends a vote FOR this proposal.

     3. To vote on certain proposals of Greenway Partners, L.P., if properly presented, as described in the Company's proxy statement relating to (i) a change in the Company's name and (ii) the Company's Rights Plan. The Board of Directors recommends a vote AGAINST each of these proposals.

     4. To transact such other business as may properly come before the meeting, or any adjournments or any postponements thereof.

     The above matters are more fully described in the accompanying proxy statement.

                                            By Order of the Board of Directors
                                                      GARY M. BAHLER
                                                        Secretary

          , 1999

                              VENATOR GROUP, INC.
                                  233 BROADWAY
                            NEW YORK, NEW YORK 10279

                                PROXY STATEMENT

     This proxy statement is being furnished to shareholders of Venator Group, Inc., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be voted at the annual
meeting of shareholders to be held on           , 1999, and for any adjournments
or postponements thereof. This proxy statement and the proxy card are first
being mailed to shareholders on or about           , 1999.

     The Company's Annual Report for the fiscal year ended January 30, 1999 ("1998") has been mailed to each shareholder of record. You may obtain without charge a copy of the Company's 1998 Form 10-K, exclusive of certain exhibits, by writing to the Investor Relations Department, Venator Group, Inc., 233 Broadway, New York, New York 10279.

VOTING AND REVOCABILITY OF PROXIES

     You are urged to sign and date the enclosed proxy card and return it in the enclosed prepaid envelope whether or not you attend the meeting. You have the right to revoke your proxy at any time prior to the annual meeting by submitting a later dated proxy or by voting in person by ballot at the meeting.

     The enclosed proxy card shows the number of shares of Common Stock registered in the name of each shareholder of record on June 7, 1999. Proxies furnished to employees also show the number of shares held in the Company's 401(k) Plan, if applicable.

     Greenway Partners, L.P. ("Greenway") has informed the Company that Greenway intends to appear at the annual meeting to nominate four individuals for election to the Board of Directors in opposition to the Company's nominees for election to the Board of Directors and make certain shareholder proposals concerning (i) a non-binding recommendation that the Company change its name and
(ii) a non-binding recommendation concerning the termination of the Shareholder Rights Plan (the "Greenway Proposals"). Accordingly, the Board of Directors is soliciting votes FOR the Company's slate of nominees for election to the Board of Directors, FOR the ratification of the appointment of KPMG LLP as independent accountants for the 1999 fiscal year ("1999") and AGAINST the Greenway Proposals. Unless contrary instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked) will be voted FOR the election of all of the Company's nominees for directors named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as independent accountants for 1999 and AGAINST the Greenway Proposals. If you specify a different choice on the proxy card, your shares will be voted as specified.

OUTSTANDING VOTING STOCK

     The only voting securities of the Company are the shares of Common Stock. Only shareholders of record on the books of the Company at the close of business on June 7, 1999 are entitled to vote at the annual meeting and any adjournments or postponements thereof. Each share is entitled to one vote. There were shares of Common Stock outstanding on the record date. Under the Company's By-laws, the holders of a majority of the shares entitled to vote thereat must be present in person or by proxy to constitute a quorum for the transaction of business.

VOTE REQUIRED

     Director nominees who receive the greatest number of votes cast at the meeting will be elected as directors. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve each other proposal.

METHOD OF COUNTING VOTES

     Votes will be counted and certified by independent inspectors of election. Under SEC rules, boxes and a designated blank space are provided on the proxy card for you to mark if you wish to vote "for" or "against" or "abstain" from voting on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for director. New York law and the Company's By-laws require the presence of a quorum at the annual meeting. Under New York law, abstentions are not counted in determining the votes cast for any proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Broker non-votes, which occur when brokers do not receive voting instructions from their customers on non-routine matters and, consequently, have no discretion to vote on those matters, are not counted as votes cast for any proposal.

     The Company's Certificate of Incorporation and By-laws do not contain any provisions with respect to the effect of abstentions or broker non-votes.

METHOD AND COST OF PROXY SOLICITATION

     Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, facsimile, telegram, in person or otherwise. The Company will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the SEC and New York Stock Exchange. In addition, the Company has retained Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies for a fee of
$          plus out of pocket expenses. Innisfree will employ approximately people to solicit the Company's shareholders.

     Expenses related to the solicitation of shareholders, in excess of those normally spent for an annual meeting, are expected to aggregate approximately
$          , of which approximately $          has been spent to date. Appendix
A sets forth certain information relating to the Company's directors, nominees, officers and other employees of the Company who will be soliciting proxies on the Company's behalf ("Participants").

     A shareholder may revoke any proxy at any time prior to its use by filing with the Company a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

                  BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as reported to the Company, the number of shares of Common Stock beneficially owned as of May 5, 1999, by each of the directors and named executive officers. The table also shows the beneficial ownership of the Company's stock by all directors, named executive officers and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after May 5, 1999 by the exercise of options that have been granted under the Company's stock option plans.

     Excluding Roger N. Farah, no director, named executive director or executive officer beneficially owned one percent or more of the total number of outstanding shares of Common Stock as of May 5, 1999. Mr. Farah beneficially owned 1.01 percent as of this date.

     Except as otherwise noted in a footnote below, each person has sole voting and investment power with respect to the number of shares shown.

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL
NAME                                                               OWNERSHIP
----                                                          --------------------
J. Carter Bacot.............................................           4,490
M. Jeffrey Branman..........................................         226,773(a)
Purdy Crawford..............................................          11,782
John E. DeWolf III..........................................         106,666(b)
Roger N. Farah..............................................       1,379,697(c)
Philip H. Geier Jr. ........................................          11,782
Jarobin Gilbert Jr. ........................................           2,008
Dale W. Hilpert.............................................         667,351(d)
Reid Johnson................................................          21,666(e)
Allan Z. Loren..............................................             888
Margaret P. MacKimm.........................................           5,990
John J. Mackowski...........................................           6,855
James E. Preston............................................          25,915(f)
Christopher A. Sinclair.....................................           3,882
All 21 directors and executive officers as a group,
  including the named executive officers....................       2,993,901(g)

---------------
(a) Includes 40,000 shares of restricted stock granted on February 1, 1999; 141,666 shares that may be acquired by the exercise of stock options; 29,786 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; and 275 shares held in the Company's 401(k) Plan.

(b) Includes 40,000 shares of restricted stock granted on February 1, 1999, and 66,666 shares that may be acquired by the exercise of stock options.

(c) Includes 275,000 shares of restricted stock granted on April 26, 1999; 115,488 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; 800,000 shares that may be acquired by the exercise of stock options; and 314 shares held in the Company's 401(k) Plan.

(d) Includes 100,000 shares of restricted stock granted on February 1, 1999; 57,744 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; 499,999 shares that may be acquired by the exercise of stock options and 2,239 shares held in the Company's 401(k) Plan.

(e) Includes 16,666 shares that may be acquired by the exercise of stock options. The options expire on May 26, 1999.

(f) Excludes 50 shares of Common Stock owned by Mr. Preston's stepchildren, with respect to which Mr. Preston disclaims beneficial ownership.

(g) This figure represents approximately 2.18 percent of the shares of Common Stock outstanding at the close of business on May 5, 1999. It includes all of the shares referred to in footnotes (a) through (f) above, a total of 316,961 shares that may be acquired within 60 days after May 5, 1999 by executive officers of the Company (excluding the named executive officers) by the exercise of stock options, and 2,991 shares held by executive officers (excluding the named executive officers) in the Company's 401(k) Plan.

PERSONS OWNING MORE THAN FIVE PERCENT OF THE COMPANY'S STOCK

     Following is information with respect to shareholders who beneficially own more than five percent of the Company's Common Stock. This information is derived from documents filed by those shareholders with the SEC. To the best knowledge of the Company, there are no other shareholders who beneficially own more than five percent of a class of the Company's voting securities.

                                                                   AMOUNT AND
NAME AND ADDRESS                                              NATURE OF BENEFICIAL    PERCENT
OF BENEFICIAL OWNER                                                OWNERSHIP          OF CLASS
-------------------                                           --------------------    --------
Greenway Partners, L.P.                                            19,649,612(a)        14.4%(a)
Greentree Partners, L.P.
Greenhut, L.L.C., Greenbelt Corp.,
Greenhouse Partners, L.P.,
Greenhut Overseas, L.L.C.,
Alfred D. Kingsley,
Gary K. Duberstein, and
Howard Stein
277 Park Avenue
New York, NY 10172
Andrew P. Hines                                                              (a)
100 Sea Horse Drive
Waukegan, IL 60085
AXA Assurance I.A.R.D. Mutuelle                                    13,684,101(b)        10.4%(b)
and AXA Assurances Vie Mutuelle
21, rue de Chateaudin
75009 Paris, France
AXA Conseil Vie Assurance Mutuelle                                           (b)
100-101 Terasse Boieldieu
92042 Paris La Defense France
AXA Courtage Assurance Mutuelle                                              (b)
26, rue Louis le Grand
75002 Paris, France
The Equitable Companies Incorporated                                         (b)
1290 Avenue of the Americas
New York, New York 10104
AXA                                                                          (b)
9 Place Vendome
75001 Paris, France
Mellon Bank Corporation                                             7,795,653(c)        5.74%(c)
One Mellon Bank Center
Pittsburgh, PA 15258
Sasco Capital, Inc.                                                 6,940,213(d)         5.1%(d)
10 Sasco Hill Road
Fairfield, CT 06430

---------------
(a) Reflects shares beneficially owned as of April 30, 1999, according to a preliminary proxy statement dated April 30, 1999 filed by Greenway Partners, L.P. with the SEC. As reported, Greenway Partners, L.P. holds sole voting and dispositive power with respect to 2,350,000 shares; Greentree Partners, L.P. holds sole voting and dispositive power with respect to 1,500,900 shares; Greenhouse Partners, L.P. holds shared voting and dispositive power with respect to 2,350,000 shares; Greenhut, L.L.C. holds shared voting and dispositive power with respect to 1,500,900 shares; Greenbelt Corp. holds sole voting and dispositive power with respect to 12,886,322 shares; Greensea Offshore, L.P. holds sole voting and dispositive power with respect to 2,250,000 shares; Greenhut Overseas, L.L.C. holds shared voting and dispositive power with respect to 2,250,000 shares; Alfred D. Kingsley holds sole voting and dispositive power with respect to 541,800 shares; Alfred D. Kingsley and Gary K. Duberstein hold shared voting and dispositive power with respect to 18,987,222 shares; Andrew P. Hines holds sole voting and dispositive power with respect to 590 shares; and Howard Stein holds sole voting and dispositive power with respect to 120,000 shares.

(b) Reflects shares beneficially owned as of January 31, 1999 according to a statement on Schedule 13G filed with the SEC. As reported in the 13G, the parent holding companies -- AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA -- hold sole voting power with respect to 1,020,101 shares; sole dispositive power with respect to 13,257,001 shares; shared voting power with respect to 12,632,900 shares and shared dispositive power with respect to 427,100 shares. The Equitable Companies Incorporated, a parent holding company, holds sole voting power with respect to 590,001 shares; sole dispositive power with respect to 13,254,001 shares and shared voting power with respect to 12,632,900 shares.

(c) Reflects shares beneficially owned as of December 31, 1998, according to a statement on Schedule 13G filed with the SEC. Mellon Bank Corporation, a parent holding company, reported that it holds sole voting power with respect to 6,138,212 shares; sole dispositive power with respect to 7,501,655 shares; shared voting power with respect to 841 shares and shared dispositive power with respect to 107,243 shares. All of the shares are held by Mellon Bank Corporation and its direct or indirect subsidiaries in their various fiduciary capacities.

(d) Reflects shares beneficially owned as of February 22, 1999 according to a statement on Schedule 13G filed with the SEC. Sasco Capital, Inc. reported that it has beneficial ownership to direct the disposition of 6,940,213 shares and has the sole power to vote 4,294,621 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors, executive officers and beneficial owners of more than 10 percent of the Company's common stock file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. These persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1998 fiscal year, the directors, executive officers and beneficial owners of more than 10 percent of the Company's common stock complied with all applicable SEC filing requirements.

                              CORPORATE GOVERNANCE

     The following is a summary of the Company's principal corporate governance practices and policies.

INDEPENDENT BOARD OF DIRECTORS AND COMMITTEES

     Only two of the 11 current members of the Board of Directors also serve as officers of the Company and, at present, all of the committees of the Board (other than the Executive Committee and the Retirement Administration Committee) are composed entirely of outside directors. All members of the Compensation Committee are directors meeting the criteria established for outside directors in the regulations under Section 162(m) of the Internal Revenue Code and for non-employee directors under Section 16 of the Exchange Act. The Audit Committee is composed entirely of non-employee directors, as required by the rules of the New York Stock Exchange. At least once a year, the outside directors meet without the presence of management.

PAYMENT OF DIRECTORS FEES IN STOCK

     Under the Directors Stock Plan, one-half of the annual fee payable to directors for their Board service is paid in shares of the Company's Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

DIRECTOR RETIREMENT

     The Company's mandatory retirement policy for directors is that no person may be nominated or stand for election as a director after reaching age 72. The Company discontinued its retirement plan for directors in 1995, and only four directors, who were then serving and had at least five years of service, will receive payments under the plan. In the event a non-employee director of the Company changes his or her principal business position or affiliation, including through retirement, the Board of Directors reviews and considers the appropriateness of the individual's continued participation as a member of the Board under those changed circumstances.

CONFIDENTIAL VOTING

     The Company has a policy that shareholders be provided privacy in voting. All proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except as (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, (iii) in a contested proxy solicitation, or (iv) to allow independent election inspectors to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of the Company.

SHAREHOLDER RIGHTS PLAN

     The Company has had a Shareholder Rights Plan in place since 1988, and, last year, the Board of Directors adopted a new Rights Plan along the lines of the Plan originally adopted in 1988.

     The Board recently adopted certain amendments to the Rights Plan that would make the Rights Plan inapplicable to certain kinds of offers to purchase all of the Company's Common Stock that meet the criteria specified for "qualifying offers." In general, the requirements for a qualifying offer are as follows:

     - The purchase price is composed only of cash or of cash and securities.

     - The person making the offer to purchase the stock (the "Offeror") has provided firm written financial commitments from responsible financial institutions for any cash portion of the purchase price and the opinion of a nationally recognized investment bank with respect to the value of any securities portion of the purchase price.

     - The offer to purchase the Company's Common Stock remains open for at least 120 days.

     - The Offeror makes an irrevocable written commitment (1) to purchase those shares that were not acquired through the original offer for the same price paid for the shares that were acquired through the original offer,
       (2) that the Offeror will not materially amend the offer except to increase the offering price, and (3) that the Offeror will not make any offer for the Company's stock for six months after the commencement of the original offer.

     - After the consummation of the transaction, the Offeror owns at least 80 percent of the outstanding Common Stock.

     In addition, the Independent Directors, defined in the Rights Plan as directors who are not current or former officers of the Company, holders of five percent or more of the Company's shares, or the persons making the tender offer, have the discretion to shorten the time periods related to the qualifying offer provisions.

                               BOARD OF DIRECTORS

ORGANIZATION AND POWERS

     The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting the Company, and monitoring the general performance of the Company. The

Company's By-laws provide for a Board of Directors consisting of not less than 9 nor more than 17 directors, the exact number to be determined, from time to time, by resolution adopted by a majority of the entire Board. The size of the Board is presently fixed at 11 directors.

     In 1999 the Board of Directors is scheduled to hold six regular meetings. During 1998, the Board held eight meetings. During 1998, each director, other than Allan Z. Loren, attended at least 75 percent of the aggregate total number of meetings of the Board and of meetings held by all committees of which he or she was a member. Because Mr. Loren was unable to attend two non-regular meetings, his attendance fell below 75 percent.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. Each director serves on one or more committees. There are six standing committees of the Board. The committee memberships, the number of meetings held in 1998, and the functions of the committees are described below.

     AUDIT COMMITTEE. The members of the committee are John J. Mackowski (Chairman), Purdy Crawford, Jarobin Gilbert Jr. and Allan Z. Loren. The committee met five times during 1998.

     The committee evaluates and reviews such matters as the Company's systems of internal accounting controls and the scope and results of the Company's internal audit procedures. The committee also recommends to the Board the appointment of the Company's independent accountants, reviews the scope and results of their audit and approves their audit and non-audit fees. The committee has direct channels of communication with the Company's independent accountants and internal audit staff, including meeting with them, both with and without the presence of Company management, to discuss and review issues as appropriate. The committee also meets with the Company's financial personnel and general counsel to review their various activities and findings. While it is the responsibility of management to design and implement an effective system of internal accounting controls, it is the responsibility of the committee to ensure that management has done so. It is also the responsibility of the committee to review periodically the adequacy, management and effectiveness of the Company's information systems.

     ACQUISITIONS AND FINANCE COMMITTEE. The members of the committee are J. Carter Bacot (Chairman), James E. Preston and Christopher A. Sinclair. The committee held one meeting in 1998.

     The committee considers proposals concerning mergers, combinations, acquisitions, sales, or offers to purchase the Company's shares or significant assets. In addition, the committee reviews certain proposed acquisitions by the Company of shares or assets of third parties, and it considers proposed debt or equity issues of the Company.

     COMPENSATION COMMITTEE. The members of the committee are James E. Preston (Chairman), Philip H. Geier Jr. and Margaret P. MacKimm. The committee met three times during 1998.

     The committee establishes and approves compensation plans and goals, salaries, incentives and other forms of compensation for the Company's officers and for certain other executives of the Company and its major subsidiaries and operating divisions. The committee administers the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan, the Supplemental Executive Retirement Plan, the Executive Supplemental Retirement Plan, the Voluntary Deferred Compensation Plan, and may take certain actions with respect to the
Trust (as defined on page   ). The committee also administers the 1994 Venator
Group Employees Stock Purchase Plan, administers and grants options under the 1995 Stock Option and Award Plan and the 1998 Stock Option and Award Plan and administers the 1986 Stock Option Plan and the Eastbay, Inc. 1994 Stock Incentive Plan. Members of the committee are not eligible to participate in any of these plans.

     EXECUTIVE COMMITTEE. The members of the committee are Roger N. Farah (Chairman) and all of the non-employee directors. The committee did not meet in 1998.

     Except for certain matters reserved to the Board, the committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

     NOMINATING AND ORGANIZATION COMMITTEE. The members of the committee are Jarobin Gilbert Jr. (Chairman), J. Carter Bacot and James E. Preston. The committee held one meeting in 1998.

     The committee makes recommendations to the Board with respect to the size and composition of the Board and the Company's internal organizational structure. In addition, the committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The committee may also consider nominees recommended by shareholders
in accordance with the procedures described on page   .

     RETIREMENT INVESTMENT COMMITTEE.  The members of the committee are Margaret
P. MacKimm (Chairman), Purdy Crawford and John J. Mackowski. The committee met three times in 1998.

     The committee has responsibility to supervise the investment of the assets of the retirement plans of the Company and to appoint, review the performance of and, if appropriate, replace, the trustee of the Company's pension trust and the managers responsible for managing the funds of such trust.

     In addition, the Board has established a Retirement Administration Committee, composed of certain officers of the Company, to which the Board has delegated certain administrative responsibilities with regard to the retirement plans of the Company.

DIRECTORS COMPENSATION AND BENEFITS

     Non-employee directors of the Company receive an annual retainer of $40,000. The committee chairmen receive an additional annual retainer of $3,000. No separate fees are paid for attendance at Board or committee meetings. One-half of the annual retainer is required to be paid in shares of the Company's Common Stock under the Directors' Stock Plan, with the balance payable in cash. Directors may elect to receive up to 100 percent of their annual retainer in shares of stock. The number of shares received under the plan is determined by dividing the applicable retainer amount by the average price of a share of stock on the last business day preceding July 1 of each year. In addition, directors are reimbursed for their reasonable expenses in attending meetings of the Board and committees, including travel expenses to and from meetings.

     The Directors' Retirement Plan was frozen as of December 31, 1995. Consequently, only four of the current directors are entitled to receive a retirement benefit under this plan because they had completed at least five years of service as a director on the date the plan was frozen and they are not entitled to receive a retirement benefit under any of the Company's other retirement plans or programs. Under the Directors' Retirement Plan, an annual retirement benefit of $24,000 will be paid to a qualified director for the lesser of the number of years of his or her service as a director or 10 years. Payment of benefits under this plan generally begins on the later of the director's termination of service as a director or the attainment of age 65. Directors with less than five years of service at December 31, 1995 and directors who are elected after this date are not eligible to participate in the Directors' Retirement Plan.

     At the Company's request, during 1998 Jarobin Gilbert Jr. served on the Supervisory Board of F.W. Woolworth Co. GmbH ("FWW Germany"), a former subsidiary of the Company. In connection with this service, Mr. Gilbert received a fee of DM 11,250 (approximately U.S. $6,325) and reimbursement for reasonable expenses in attending meetings of the Supervisory Board. The Company sold FWW Germany in October 1998, and Mr. Gilbert's membership on the Supervisory Board ended at that time. Pursuant to a consulting arrangement with DBSS Group, Inc. ("DBSS"), of which Mr. Gilbert is the President and Chief Executive Officer, the Company paid a fee of $15,000 to DBSS for consulting services rendered by Mr. Gilbert during 1998 related to the Company's businesses in Germany. The Company and DBSS terminated this consulting arrangement following the Company's sale of FWW Germany in October 1998.

DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

     The Company has purchased directors and officers liability and corporation reimbursement insurance from National Union Fire Insurance Company of Pittsburgh, Pa., The Great American Insurance Companies, The Chubb Group of Insurance Companies and Executive Risk Indemnity, Inc. These policies insure the Company and all of the Company's wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 36 months, from September 12, 1998 until September 12, 2001. The total annual premium for these policies is $419,903. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by Federal Insurance Company and National Union Fire Insurance Company, which have a total premium of $104,249 for the 12-month period ending September 12, 1999.

     In accordance with the indemnification provisions of the Company's By-laws, the Company paid legal fees and expenses totaling approximately $58,265 during 1998 on behalf of certain of the Company's former officers who were named as individual defendants in the litigation captioned In re Woolworth Corporation Securities Class Action Litigation, which had been settled during 1998. The amounts paid in 1998 were covered under the Company's directors and officers liability insurance policies in effect during the applicable period.

     The Company has entered into indemnification agreements with its directors and executive officers, as approved by shareholders at the 1987 annual meeting.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have had transactions in the normal course of business with various other corporations, including certain corporations whose directors or officers are also directors of the Company. The amounts involved in these transactions have not been material in relation to the businesses of the Company or its subsidiaries, and it is believed that these amounts have not been material in relation to the businesses of the other corporations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other corporations will continue in the future.

     The Company had a consulting arrangement with DBSS, of which Jarobin Gilbert Jr. is the President and Chief Executive Officer. Under this arrangement, Mr. Gilbert provided consulting services to the Company related to the Company's businesses in Germany. The Company and DBSS terminated this arrangement following the sale of FWW Germany in October 1998. During 1998, the Company paid fees of $15,000 to DBSS.

     Purdy Crawford is Honorary Counsel to the Canadian law firm of Osler, Hoskin & Harcourt, which provided legal services to the Company in 1998. Mr. Crawford received no remuneration from the firm in 1998.

                      PROPOSAL 1.   ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the members of the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of the four directors who constitute Class II expire at the 1999 annual meeting upon the election and qualification of their successors.

     J. Carter Bacot, Purdy Crawford, Philip H. Geier Jr. and Dale W. Hilpert will be considered for election as directors in Class II, each to hold office for a three-year term expiring at the annual meeting in 2002. The seven remaining directors will continue in office, in accordance with their previous elections, until the expiration of the terms of their classes at the 2000 or 2001 annual meeting. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. All of the nominees are presently serving as directors, having been elected to serve for their present terms at the annual meeting in 1996.

     If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

     Biographical information follows for each of the four nominees and for each of the seven other directors of the Company whose present terms as directors will continue after the 1999 annual meeting. Any reference to a person's tenure as a director of the Company includes service as a director of Venator Group Specialty, Inc. (formerly named F.W. Woolworth Co.) for the period prior to the 1989 share exchange between the Company and Venator Group Specialty, Inc.

     There are no family relationships among the directors or executive officers of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE COMPANY'S NOMINEES IDENTIFIED FOR REELECTION.

NOMINEES FOR DIRECTORS
TERMS EXPIRING IN 2002

[BACOT PHOTO]          J. CARTER BACOT.  Age 66. Director since 1993. Chairman of the Board of The Bank of New York Company, Inc. (bank
                       holding company) and of The Bank of New York, its wholly
                       owned subsidiary, from 1982 to February 7, 1998; Chief
                       Executive Officer of The Bank of New York Company, Inc. and
                       of The Bank of New York from 1982 to July 1, 1997. He is a trustee of Atlantic Mutual Insurance Company and a director of its subsidiaries, Atlantic Specialty Insurance Company
                       and Centennial Insurance Company; and a director of The Bank of New York Company, Inc., Time Warner, Inc., Associates
                       First Capital Corporation, Phoenix Home Life Mutual
                       Insurance Company and United Way of New York City. He is
                       also a Trustee of Hamilton College.
[CRAWFORD PHOTO]       PURDY CRAWFORD.  Age 67. Director since 1995. Chairman of
                       the Board of Imasco Limited (Canada) (consumer products and services) since 1987 and its Chief Executive Officer from
                       1987 to 1995. He is also Chairman of the Board of CT
                       Financial Services Inc. and Canada Trustco Mortgage Company,
                       both of which are financial services companies and
                       subsidiaries of Imasco Limited. Mr. Crawford is a director of Camco Inc., Canadian National Railway Company, Inco
                       Limited, Maple Leaf Foods Ltd., Petro-Canada and Nova Scotia
                       Power Inc. He is Governor Emeritus of McGill University;
                       Chancellor of Mount Allison University; a member of the
                       Advisory Board of Oxford Frozen Foods Limited; and Honorary
                       Counsel to the Canadian law firm of Osler, Hoskin &
                       Harcourt.
[GEIER PHOTO]          PHILIP H. GEIER JR.  Age 64. Director since 1994. Chairman of the Board and Chief Executive Officer of Interpublic
                       Group of Companies, Inc. (advertising agencies and other
                       marketing communication services) since 1980. He is a
                       director of Fiduciary Trust Company International, AEA
                       Investors, Inc. and the International Tennis Hall of Fame.
                       He is also a member of the Board of Overseers and Managers of Memorial Sloan Kettering Cancer Center, the Board of
                       Overseers of Columbia Business School, and of the Board of
                       Trustees of the Whitney Museum of American Art.

[HILPERT PHOTO]        DALE W. HILPERT.  Age 56. Director since 1995. The Company's
                       President and Chief Operating Officer since May 15, 1995.
                       Mr. Hilpert was Chairman and Chief Executive Officer of the
                       Payless Shoe Source division of The May Department Stores
                       Company (retail merchants) from 1985 to April 1995.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2001

[FARAH PHOTO]          ROGER N. FARAH.  Age 46. Director since 1994. The Company's
                       Chairman of the Board and Chief Executive Officer since
                       December 1994. Mr. Farah was President and Chief Operating
                       Officer of R. H. Macy & Co., Inc. (retail merchants) from
                       July 1994 to October 1994. He was Chairman of the Board and
                       Chief Executive Officer of Federated Merchandising Services,
                       a division of Federated Department Stores, Inc. (retail
                       merchants), from July 1991 to July 1994. He is a director of
                       Liz Claiborne, Inc. and a member of the Undergraduate
                       Executive Board of the Wharton School of the University of
                       Pennsylvania.
[PRESTON PHOTO]        JAMES E. PRESTON.  Age 66. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of
                       beauty and related products) from 1989 to May 6, 1999, and
                       Chief Executive Officer of Avon Products, Inc. from 1989 to
                       June 1998. He is a director of ARAMARK Corporation, Reader's
                       Digest Association, the Cosmetic, Toiletry and Fragrance
                       Association, and Project Hope; and a member of the Advisory
                       Board of the Salvation Army of Greater New York.
[SINCLAIR PHOTO]       CHRISTOPHER A. SINCLAIR.  Age 48. Director since 1995.
                       President and Chief Executive Officer of Caribiner
                       International (business communications) from December 22,
                       1998 to present. He was President and Chief Executive
                       Officer of Quality Food Centers, Inc. (supermarket chain)
                       from September 12, 1996 to March 1998. Mr. Sinclair was
                       Chairman and Chief Executive Officer of Pepsi-Cola Company,
                       a division of PepsiCo, Inc. ("PepsiCo") (beverages, snack
                       foods and restaurants) from April 1996 to July 1996; and
                       President and Chief Executive Officer of PepsiCo Foods and
                       Beverages International, a division of PepsiCo, from 1993 to
                       April 1996. He is a director of Caribiner International,
                       Mattel, Inc. and the Amos Tuck School of Business
                       Administration at Dartmouth College.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2000

[GILBERT PHOTO]        JAROBIN GILBERT JR.  Age 52. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of Whitman Corp. and Midas, Inc. He is a trustee of
                       Atlantic Mutual Insurance Company and a director of its
                       subsidiaries, Atlantic Specialty Insurance Company and
                       Centennial Insurance Company. Mr. Gilbert is also a director of Valley Agency for Youth, and a permanent member of the
                       Council on Foreign Relations.

[MacKIMM PHOTO]        MARGARET P. MACKIMM.  Age 65. Director since 1977. Senior
                       Vice President -- Communications of Kraft Foods, Inc.
                       (multinational marketer and processor of food products) and its predecessor, Kraft, Inc., from 1986 to 1989. She is a
                       director of Chicago Title Corporation, The World Press
                       Institute, and the Human Relations Foundation of Chicago.
[LOREN PHOTO]          ALLAN Z. LOREN.  Age 61. Director since 1998. Executive Vice
                       President and Chief Information Officer of American Express
                       Company (travel and financial services) since May 1994. He was President and Chief Executive Officer of Galileo
                       International (global computer reservation system company)
                       from 1991 to 1994. He is a director of Reynolds & Reynolds
                       Company and Hershey Foods Corp.
[MACKOWSKI PHOTO]      JOHN J. MACKOWSKI.  Age 73. Director since 1986. Chairman of the Board and Chief Executive Officer of Atlantic Mutual
                       Insurance Company and its subsidiary, Centennial Insurance
                       Company (property, liability and marine insurance) from 1985 to 1988; and Chairman of the Board and Chief Executive
                       Officer of Atlantic Specialty Insurance Company (formerly
                       Atlantic Reinsurance Company) (issuer of reinsurance
                       contracts), a subsidiary of Atlantic Mutual Insurance
                       Company, from 1986 to 1988. He is a director of Northern
                       Trust Company of Connecticut, and of Transatlantic Holdings,
                       Inc.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain compensation information for the Company's Chief Executive Officer during 1998 and the four other most highly compensated executive officers of the Company at January 30, 1999, for services rendered in all capacities during 1998 and the fiscal years ended January 31, 1998 ("1997") and January 25, 1997 ("1996").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                     ----------------------------------   -----------------------
                                                                            AWARDS
                                                                          -----------
                                                                          SECURITIES
                                                           OTHER ANNUAL   UNDERLYING                 ALL OTHER
                                      SALARY      BONUS    COMPENSATION   OPTION/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)         ($)            (#)          ($)          ($)
---------------------------   ----   ---------   -------   ------------   -----------   ---------   ------------
Roger N. Farah(a)...........  1998   1,500,000         0       3,884(b)           0     1,671,670(m)     6,032(c)
Chairman of the Board and     1997   1,500,000   702,150       3,886(b)           0             0       5,610(c)
Chief Executive Officer       1996   1,500,000   780,900       3,372(b)           0             0       5,688(c)

Dale W. Hilpert.............  1998     825,000         0           0        100,000       835,835(m)    10,860(c)
President and Chief           1997     806,250   377,406           0        100,000             0       9,718(c)
Operating Officer             1996     750,000   390,450           0        100,000             0       8,506(c)

M. Jeffrey Branman(d).......  1998     435,000   200,000(e)         0       150,000       431,158(m)     2,595(c)
Senior Vice President-        1997     415,000   394,262(e)         0        75,000             0       3,113(c)
Corporate Development         1996     365,079   390,060(e)         0        75,000             0       1,513(f)

                                            ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                     ----------------------------------   -----------------------
                                                                            AWARDS
                                                                          -----------
                                                                          SECURITIES
                                                           OTHER ANNUAL   UNDERLYING                 ALL OTHER
                                      SALARY      BONUS    COMPENSATION   OPTION/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)         ($)            (#)          ($)          ($)
---------------------------   ----   ---------   -------   ------------   -----------   ---------   ------------
Reid Johnson(g).............  1998     434,000         0       9,191(h)      43,000       179,570(n)    14,561(i)
Former Senior Vice President  1997     169,034   200,000(j)    21,445(h)     50,000             0     126,664(k)
and Chief Financial Officer

John E. DeWolf III(d).......  1998     406,250         0           0         50,000       374,805(m)     2,959(f)
Senior Vice President         1997     361,250   169,101           0         30,000             0       1,343(f)
Real Estate                   1996     319,444   166,303      28,242(h)      30,000             0     254,620(l)

---------------
(a) On January 9, 1995, the Company granted to Mr. Farah 200,000 shares of Common Stock (the "Restricted Stock"), which are subject to a Restricted Stock Agreement. The shares vest over a five-year period beginning January 31, 1996 through January 31, 2000, in increments of 40,000 shares on each vesting date. Mr. Farah has the right to vote the Restricted Stock and to receive and retain all regular cash dividends payable after January 1995 to holders of Common Stock of record. At January 30, 1999, Mr. Farah held 80,000 shares of Restricted Stock (120,000 shares having previously vested), having a value of $410,000, based upon a $5.125 closing price of the Company's Common Stock as reported on the New York Stock Exchange on January 29, 1999, the last business day prior to the end of the fiscal year.

(b) Tax gross-up payment related to commuting use of company car.

(c) Includes the dollar value of the premium paid by the Company for a term life insurance policy for the benefit of the named executive and the dollar value of the Company's matching contribution under the 401(k) Plan made to the named executive's account in shares of Common Stock. The dollar values of amounts reported for 1998 are stated below. The shares of Common Stock for the matching contribution were valued at $6.50 per share, which represents the closing price of a share of Common Stock on December 31, 1998, the last day of the plan year.

                                                           EMPLOYER MATCHING
                                                           CONTRIBUTION UNDER
NAME                             LIFE INSURANCE PREMIUM       401(K) PLAN
----                             ----------------------    ------------------
R. N. Farah....................          $5,012                  $1,020
D. W. Hilpert..................          $9,840                  $1,020
M. J. Branman..................          $1,575                  $1,020

(d) Elected to this position in March 1996.

(e) Includes $200,000 paid as a discretionary bonus under the terms of Mr. Branman's employment.

(f) Dollar value of premium paid by the Company for term life insurance policy for the benefit of the named executive.

(g) Held this position from September 8, 1997 until his resignation, effective February 26, 1999.

(h) Tax gross-up payment related to relocation.

(i) Amount includes reimbursement for relocation expenses of $11,149 and payment of premium of $3,412 for term life insurance policy for the benefit of named executive.

(j) Guaranteed bonus paid pursuant to terms of employment.

(k) Amount includes a sign-on bonus of $100,000 and reimbursement for relocation expenses of $26,664.

(l) Amount includes a sign-on bonus of $200,000 and reimbursement for relocation expenses of $54,620.

(m) This payout was made for the 1996-1998 Performance Period. Fifty percent of the total payout listed was made in cash and fifty percent was made in shares of the Company's Common Stock. The amounts shown in the table reflect the total of the cash payment and the value of the shares received on the payment date. In accordance with the provisions of the Long-Term Incentive Compensation Plan, the average of the daily closing prices of a share of the Company's Common Stock in the 60-day period immediately preceding the payment date of April 16, 1999 ($5.91228 per share) was used to determine the stock portion of the payout. If the payouts had been made fully in cash, the cash payment would have been: $1,365,600 for Mr. Farah; $682,800 for Mr. Hilpert; $352,216 for Mr. Branman; and $306,181 for Mr. DeWolf.

(n) Represents prorated cash payout for the 1996-1998 Performance Period.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR(a)

                                                  PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                                  NUMBER OF         PERIOD            NON-STOCK PRICE-BASED PLAN
                                SHARES, UNITS        UNTIL       -------------------------------------
NAME                           OR OTHER RIGHTS      PAYOUT       THRESHOLD      TARGET       MAXIMUM
----                           ---------------    -----------    ---------    ----------    ----------
R. N. Farah..................     1,500,000        1998-2000     $337,500     $1,350,000    $2,490,000
D. W. Hilpert................       825,000        1998-2000      185,625        742,500     1,369,500
M. J. Branman................       435,000        1998-2000       97,875        391,500       722,100
J. E. DeWolf III.............       406,250        1998-2000       91,406        365,625       674,375
R. Johnson(b)................       434,000        1998-2000          N/A            N/A           N/A

---------------
(a) The named executive officers, excluding Mr. Johnson, and eight other executive officers and key employees of the Company participate in the Long-Term Incentive Compensation Plan ("Long-Term Plan"). Mr. Johnson participated in this plan prior to his resignation. Under the Long-Term Plan, individual target awards are expressed as a percentage of the participant's annual base salary. The amounts shown in the table above under the column headed "Number of Shares, Units or Other Rights" represent the annual rate of base salary for 1998 for each of the named executive officers. The amounts shown in the columns headed "Threshold," "Target" and "Maximum" represent 22.5 percent, 90 percent and 166 percent, respectively, of the named executive officer's annual base salary in the first year of the Performance Period and represent the amount that would be paid to him at the end of the Performance Period if the established performance goals are attained.

    Any payout under the Long-Term Plan is calculated based upon the Company's performance in the Performance Period and measured against the performance criteria set for the participant at the beginning of the Performance Period by the Compensation Committee. These performance goals are based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, consolidated net income; or (ii) the attainment of certain levels of, or a specified increase in, return on invested capital. In addition, to the extent permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") (if applicable), the Compensation Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or the Company's financial statements, or in response to changes in applicable laws, regulations or accounting principles. Unless otherwise determined by the Compensation Committee, payment in connection with such awards shall be made only if and to the extent performance goals for the Performance Period are attained and generally only if the participant remains employed by the Company throughout the Performance Period. The Compensation Committee may award, after completion of the Performance Period, a pro-rata payment to any participant whose employment terminated during the Performance Period.

    Upon a Change in Control, as defined in the Long-Term Plan, the Compensation Committee may, to the extent permitted under Section 162(m) of the Internal Revenue Code (if applicable), pay out an amount equal to or less than a pro-rata portion (through the date of the Change in Control) of the individual target award based on the actual performance results achieved from the beginning of the Performance Period to the date of the Change in Control and the performance results that would have been achieved had the performance goals been met for the balance of the Performance Period.

    Payment to a participant under the Long-Term Plan for each Performance Period will be made, at the discretion of the Compensation Committee, either in cash or in shares of Common Stock. If payment is made in shares of Common Stock, the number of shares to be paid to the participant will be determined by dividing the achieved percentage of a participant's annual base salary by the fair market value, as defined in the Long-Term Plan, of the Common Stock on the date of payment. The amount of any payout for the performance period may not exceed the lesser of 300 percent of the participant's annual base salary or $5,000,000.

(b) Although Mr. Johnson was granted an award under the Long-Term Plan for the 1998-2000 Performance Period, he is not entitled to receive any payment under this plan as a result of his resignation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS(A)
                                   -------------------------------------------------------
                                   NUMBER OF       PERCENT OF
                                   SECURITIES    TOTAL OPTIONS
                                   UNDERLYING      GRANTED TO      EXERCISE                   GRANT DATE
                                    OPTIONS        EMPLOYEES         PRICE      EXPIRATION      PRESENT
NAME                               GRANTED(#)    IN FISCAL YEAR    ($/SHARE)       DATE       VALUE($)(B)
----                               ----------    --------------    ---------    ----------    -----------
R. N. Farah......................         0           N/A               N/A           N/A           N/A
D. W. Hilpert....................   100,000           3.9           25.2813      04/08/08       896,065
M. J. Branman....................    50,000           2.0           25.2813      04/08/08       448,033
                                    100,000           3.9             13.50      08/12/08       443,685
R. Johnson(c)....................    43,000           1.7           25.2813      02/26/99           N/A
J. E. DeWolf III.................    50,000           2.0           25.2813      04/08/08       448,033

---------------
(a) During 1998, stock options were granted to the named executive officers, except Mr. Farah, on April 8, 1998 under the 1998 Stock Option and Award Plan (the "1998 Award Plan") and the 1995 Stock Option and Award Plan (the "1995 Award Plan"). In addition, a stock option was granted to Mr. Branman on August 12, 1998.

    The per-share exercise price of each stock option may not be less than the fair market value of a share of Common Stock on the date of grant. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted on April 8, 1998 will become exercisable in three equal annual installments, beginning April 8, 1999. The option granted on August 12, 1998 will become exercisable in two equal installments on April 12, 2000 and August 12, 2000. If an option holder retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then immediately exercisable, plus those options that would have become exercisable on the next succeeding anniversary of the date of grant of each option, will remain (or become) immediately exercisable as of that date. Moreover, upon the occurrence of a "Change in Control," as defined in the 1995 Award Plan and the 1998 Award Plan, all outstanding options will become immediately exercisable as of that date.

    Options may remain exercisable for up to three years following an option holder's retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.

(b) Values were calculated as of the date of grant using a Black-Scholes option pricing model. The values shown in the table are theoretical and do not necessarily reflect the actual values that the named executive officers may ultimately realize. Any actual value to the officer will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the option exercise price. In addition to the fair market value of the Common Stock on the date of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown in the table: a weighted-average risk-free interest rate of 4.57 percent; a stock price volatility factor of 35 percent; a two year weighted-average expected award life and a zero dividend yield. The assumptions and calculations used for the model are consistent with the assumptions for reporting stock option valuations in the Company's 1998 Annual Report.

(c) Mr. Johnson resigned from the Company on February 26, 1999. In accordance with the terms of the 1995 Award Plan and the 1998 Award Plan, the entire option granted to him on April 8, 1998 was cancelled as of his resignation date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                         SHARES                       OPTIONS AT FY-END(#)                FY-END($)(A)
                       ACQUIRED ON     VALUE      ----------------------------    ----------------------------
NAME                   EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------    --------    -----------    -------------    -----------    -------------
R. N. Farah..........       0           N/A         800,000               0            0               0
D. W. Hilpert........       0           N/A         399,999         200,001            0               0
M. J. Branman........       0           N/A          75,000         225,000            0               0
J. E. DeWolf III.....       0           N/A          30,000          80,000            0               0
R. Johnson...........       0           N/A          16,666          76,334            0               0

---------------
(a) The fair market value (the average of the high and low prices of the Company's Common Stock) on Friday, January 29, 1999, the last business day of 1998, was $4.8438. No unexercised options were in-the-money on that date.

RETIREMENT PLANS

     The Company maintains the Venator Group Retirement Plan (the "Retirement Plan"), a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of its United States subsidiaries. All qualified associates at least 21 years of age are covered by the Retirement Plan, and plan participants become fully vested in their benefits under this plan upon completion of five years of service or upon attainment of age 65 while actively employed.

     Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant's W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant's years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

                                                                                      PERCENT OF W-2
                                                               PERCENT OF ALL          COMPENSATION
YEARS OF SERVICE                                              W-2 COMPENSATION         OVER $22,000
----------------                                              ----------------    +   --------------
Less than 6.................................................        1.10                   0.55
6-10........................................................        1.50                   0.75
11-15.......................................................        2.00                   1.00
16-20.......................................................        2.70                   1.35
21-25.......................................................        3.70                   1.85
26-30.......................................................        4.90                   2.45
31-35.......................................................        6.60                   3.30
More than 35................................................        8.90                   4.45

     In addition, all balances in the participants' accounts earn interest at the fixed rate of six percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit described above and receive benefits under the Retirement Plan in an optional annuity form or an immediate or deferred lump sum. Participants may elect one of the optional forms of benefit with respect to the accrued benefit as of December 31, 1995 if the individual participated in the Retirement Plan as of that date.

     The Internal Revenue Code limits annual retirement benefits that may be paid to, and compensation that may be taken into account in the determination of benefits for, any person under a qualified retirement plan such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of this plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Venator Group Excess Cash Balance Plan (the "Excess Plan"). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

     In addition, the Supplemental Executive Retirement Plan (the "SERP"), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries. The named executive officers and five of the other executive officers of the Company are participants in the SERP. Under the SERP, the Compensation Committee of the Board of Directors sets an annual targeted incentive award for each participant consisting of a percentage of salary and bonus based on the Company's performance against target. Achievement of the target causes an eight percent credit to a participant's account. The applicable percentage decreases proportionately to the percentage of the Company's performance below target, but not below 4 percent, and increases proportionately to the percentage of the Company's performance above target, but not above 12 percent. Participants' accounts accrue simple interest at the rate of 6 percent annually.

     The table below provides the estimated annual benefit for each of the named executive officers stated as a single life annuity under the Retirement Plan, the Excess Plan, and the SERP. Except for R. Johnson, the projections contained in the table assume each person's continued employment with the Company to his normal retirement date and that compensation earned during each year after 1998 to the individual's normal retirement date remains the same as compensation earned by him during 1998. The projections in the table below are based upon the greater of the accrued benefit as of December 31, 1995 or a single life annuity determined by converting the account balance projected to normal retirement date using a 6.00 percent interest rate at normal retirement age based on the average rate as published in Federal statistical release H.15 (519) for 30-year U.S. Treasury Bills for December 1998. The applicable interest rate is the rate specified in sec.417(e)(3)(A)(ii)(II) of the Internal Revenue Code.

                                                    TOTAL ANNUAL BENEFIT         TOTAL ANNUAL BENEFIT
                                                        FOR YEARS 1-3         FOR YEARS 4 AND SUBSEQUENT
NAMED EXECUTIVE OFFICER                            FOLLOWING RETIREMENT(A)     FOLLOWING RETIREMENT(A)
-----------------------                            -----------------------    --------------------------
R. N. Farah......................................        $2,025,362                    $222,816
D.W. Hilpert.....................................        $  422,520                    $ 34,336
M.J. Branman.....................................        $  756,118                    $ 92,484
J.E. DeWolf III..................................        $  613,743                    $ 60,692
R. Johnson(b)....................................               N/A                         N/A

---------------
(a) The amounts stated for years 1-3 following retirement include the SERP benefits, payable as a lump sum spread over a three-year period. The SERP projections include a 4 percent credit to the participants' accounts for 1998 and assume an annual 8 percent credit going forward. Beginning with the fourth year following retirement, the individuals' annual benefits will not include any SERP payments and, therefore, their annual benefits for those years will be reduced accordingly.

(b) As a result of Mr. Johnson's resignation on February 26, 1999, he is ineligible to receive a benefit under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

     The Company presently has employment agreements with R. Farah and D. Hilpert. In addition, the Company has severance agreements with M.J. Branman and J.E. DeWolf III.

  R.N. FARAH

     The Company has entered into an employment agreement with Mr. Farah as Chairman of the Board and Chief Executive Officer for a term ending on January 31, 2003. This agreement supersedes the agreement entered into with Mr. Farah in 1994 (the "1994 Agreement"). The new compensation arrangements reflect a decision by the Company and Mr. Farah to reconfigure his compensation package to reduce significantly his base salary and to increase the amount of his compensation that is tied to the performance of the Company and the price of the Company's Common Stock. During the contract term, Mr. Farah will receive a base salary of not less than $1 million per year, which is a reduction of $500,000 per year from the base salary he was paid under the 1994 Agreement. In addition, Mr. Farah participates in the Annual Incentive Compensation Plan (the "Annual Plan") and the Long-Term Plan. His payout at budget under the Annual Plan is 100 percent of base salary.

     Under his new employment agreement, Mr. Farah will receive an annual stock option grant to purchase that number of shares of Common Stock having a market value of $5,000,000 on the date of grant. He will also receive a one-time grant of 275,000 shares of restricted stock under the 1998 Award Plan. The shares of restricted stock will be subject to a restriction related to Mr. Farah's continued employment with the Company, and will vest in three equal annual installments beginning January 31, 2000.

     In the event Mr. Farah's employment is terminated by him for good reason or by the Company without cause, then Mr. Farah would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses, and amounts due under any employee benefit or incentive plan. Also, to the extent any shares of restricted stock which were granted to Mr. Farah are unvested, these shares will immediately vest. Thereafter, for a period ending on the earliest of (a) the later of January 31, 2003 or two years from the date of termination, (b) his death, or (c) the violation of any post-employment contract requirements, Mr. Farah would be entitled to receive payments equal to his annual base salary immediately prior to termination. If the sum of the foregoing payments is less than the guaranteed severance amount provided for under the agreement, the Company will pay the difference to Mr. Farah. The guaranteed severance amounts are as follows: (i) if Mr. Farah's employment is terminated earlier than January 31, 2000, his guaranteed severance amount is $4,500,000; (ii) if his termination date is from February 1, 2000 to January 31, 2001, his guaranteed severance amount is $4,000,000; and (iii) if his termination date is after January 31, 2001, his guaranteed severance amount is $3,000,000.

     In the event Mr. Farah's employment is terminated, whether by the Company or by Mr. Farah, following a Change in Control, as defined in the agreement, Mr. Farah would receive the same payments he would have received as if he had terminated his employment for good reason. Also, all of Mr. Farah's unvested shares of restricted stock and all of his unvested stock options would immediately vest. If the sum of the payments to be made to Mr. Farah in the event of his termination following a Change in Control is less than three times his then current base salary plus annual bonus at target in the year of termination, then the Company will pay the difference to Mr. Farah. In the event he becomes entitled to the payments in this paragraph and the payments are determined to constitute payments under Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment.

     Finally, if the Company does not offer to extend his employment agreement for at least one year beyond January 31, 2003 under the same terms and conditions then existing, then the Company will pay Mr. Farah the sum of $1,500,000.

  D.W. HILPERT

     The Company has entered into a new employment agreement with Mr. Hilpert as President and Chief Operating Officer for a term ending on January 31, 2002. This agreement supersedes the agreement entered into with Mr. Hilpert in 1997. During the contract term, Mr. Hilpert will receive a base salary of not less than $825,000 per year. In addition, Mr. Hilpert participates in the Annual Plan and the Long-Term Plan. His payout at budget under the Annual Plan is 75 percent of base salary.

     In the event Mr. Hilpert's employment is terminated by him for good reason or by the Company without cause (or if the Company does not extend the term of the employment agreement for at least one year beyond January 31, 2002 under substantially similar terms and conditions), Mr. Hilpert would be entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses, and amounts due under any employee benefit or incentive plan. Thereafter, for a period ending on the earliest of (a) the later of January 31, 2002 or one year from his termination date (b) his death, or (c) the violation of any post-employment contract requirements, Mr. Hilpert would be entitled to receive payments equal to his annual base salary immediately prior to termination.

     Mr. Hilpert would receive the payments described in the paragraph above (a) in the event of the termination of his employment within one year following a Change in Control, as defined in the agreement, or (b) if within one year following a Change in Control the Company's Chief Executive Officer immediately prior to a Change in Control ceases to hold this position and Mr. Hilpert terminates his employment within 90 days of this change in the Company's Chief Executive Officer. If the sum of the payments to be made to Mr. Hilpert in the event of his termination following a Change in Control if the payments continued until the later of January 31, 2002 or one year following termination is less than three times his then current base salary plus annual bonus at target in the year of termination, then the Company will pay the difference to Mr. Hilpert. In the event he becomes entitled to the payments in this paragraph and the payments are determined to constitute payments under Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment.

     Finally, if Mr. Hilpert's employment is terminated by him for good reason or by the Company without cause, or following a Change in Control, or if his employment with the Company is not extended beyond January 31, 2002, and the amount of retirement benefits Mr. Hilpert is then entitled to under the Retirement Plan, the Excess Plan, and the SERP is less than $1,300,000, the Company will increase the amount in his SERP account so that this total is reached. This provision compensates Mr. Hilpert for the benefit he would have received under his previous employer's supplementary plan.

  M.J. BRANMAN AND J.E. DEWOLF III

     The Company has entered into Senior Executive Severance Agreements with M.J. Branman, J.E. DeWolf III and five other executive officers, which provide for severance payments if their employment is terminated by the Company without cause or by them for good reason. In the event such officer's employment is terminated within 24 months following a Change in Control, he will receive 2 weeks' salary plus prorated annual bonus for each year of service, with a minimum of 104 weeks. If such termination does not occur within 24 months following a Change in Control, he will be entitled to receive 2 weeks' salary plus prorated annual bonus for each year of service, with a minimum of 26 weeks. The severance benefit payable to the executive under this agreement may not be less than 12 months' salary. With respect to Mr. Branman, if the total severance benefit he would be entitled to is less than the sum of the following amounts in the year of termination: (i) his annual base salary, (ii) his expected annual bonus at target and (iii) $200,000, then he would be entitled to receive additional payments from the Company in the amount of the difference.

     The Company also had a Senior Executive Severance Agreement with R. Johnson providing for severance payments upon his termination by the Company or by him for good reason. As a result of Mr. Johnson's resignation, however, this agreement is of no further force and effect, and no payments were made to Mr. Johnson under the agreement.

     The Company has established a trust (the "Trust") in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that may, at the request of the Company, hereafter be covered (collectively, the "Benefit Obligations"). Under the Trust agreement, in the event of a Change in Control of the Company (as defined in the Trust Agreement), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which such persons may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations, to the extent such payments are not made by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the following individuals (none of whom had been an officer or employee of the Company or any of its subsidiaries) served on the Compensation
Committee: Philip H. Geier Jr., Margaret P. MacKimm and James E. Preston. There were no interlocks with other companies within the meaning of the SEC's proxy rules.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), composed of the directors listed below, has responsibility for all compensation matters involving the Company's executive officers and for significant elements of the compensation of the chief executive officers of its operating units. None of the members of the Committee are officers or employees of the Company or any of its subsidiaries. This is our report on the Company's executive compensation in 1998.

     Compensation Policy. It is the policy of the Committee to design and maintain a compensation policy that will enable the Company to attract, motivate, and retain executive officers and the chief executive officers of its operating units by providing a fully competitive total compensation opportunity. This policy provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the Company's achievement of previously specified performance goals; (iii) long-term incentive opportunities, payable in stock or cash, which are based on the Company's achievement of previously specified performance goals; and (iv) long-term stock-based incentive opportunities, which are designed to strengthen the mutuality of interest between participating associates and the shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payment levels. For senior level management associates the compensation policy provides that a greater percentage of total compensation will be at risk, dependent upon the Company's performance in relation to targets established under incentive compensation plans, or, in the case of stock options, increases in the price of the Company's Common Stock.

     Compensation Program. The Committee has established a total compensation program for senior executive officers (the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Senior Vice Presidents) and the chief executive officers of its operating businesses consisting of five components: base salary, participation in the Annual Plan, participation in the Long-Term Plan, grants under the 1995 and 1998 Award Plans, and the opportunity to participate in the employee stock purchase program. We note that the Company's shareholders, at annual meetings in prior years, have approved the Annual Plan, the Long-Term Plan, the 1995 Award Plan, the 1998 Award Plan, and the 1994 Employees Stock Purchase Plan (the "Stock Purchase Plan"). The Company has a substantially similar compensation program for its other officers and senior management employees.

     A performance evaluation of each management associate is conducted at the beginning of each year, based upon goals, responsibilities, and other performance criteria established at the beginning of the prior year. Salary recommendations are then made based upon the results of this performance review. With regard to executive officers and the chief executive officers of the Company's operating units, management makes these salary recommendations to the Committee. The Committee then reviews the base salaries of these individuals and determines the changes, if any, that should be made to those base salaries based upon the officer's performance and to maintain a competitive position with other national retail companies.

     At the beginning of each year, the Committee also establishes the performance goals under the Annual Plan for that year and under the Long-Term Plan for the performance period then beginning. The performance goals under the Annual Plan for 1998 were based on a combination of pre-tax earnings and percentage return on invested capital of the Company in relation to targets established by the Committee. In 1998, these targets for executive officers were equal to the pre-tax earnings and percentage return on invested capital set in the Company's operating budget for the year. Approximately 800 key management employees, including executive officers, are participants in the Annual Plan. The chief executive officers of the operating units participate in annual bonus plans with goals tied to operating results of their respective units. Payments under the Long-Term Plan have been based on a combination of cumulative net income and percentage return on invested capital of the Company during the performance period, in relation to targets established by the Committee.

     Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's businesses. Stock options granted by the Committee in 1998 generally vest in three equal annual installments beginning on the first anniversary of the date of grant. Approximately 450 employees participate. Also, qualified executive officers and other employees may purchase shares of Common Stock under the Stock Purchase Plan.

     In determining the number of options to be granted to executive officers, the Committee considered a number of factors, including the position held by the individual, his or her performance, the number of options granted in previous years, the financial results of the Company for the prior year, the price of a share of Common Stock, and the fact that management was implementing a turn-around plan for the Company. In 1998, the Committee granted to the named
executive officers the stock options shown in the table on page   . In January
1999 the Committee approved grants of restricted stock to a group of 35 senior managers and key employees of the Company, not including the Chief Executive Officer. The size of the individual grants ranged from 5,000 shares to 100,000 shares, with the average grant being for 24,000 shares. Restrictions on the shares lapse for each individual if that individual continues to be employed by the Company on the fifth anniversary of the grant date. The restrictions will lapse on the third anniversary of the grant date if certain performance targets, set by the Committee, are met. In the view of the Committee, the granting of this restricted stock was to the benefit of the Company and its shareholders by providing a means of retaining key managers, many of whom had been recruited to the Company in the past several years, and by motivating key managers to achieve performance goals.

     The performance of the Company's continuing operations in 1998 did not meet the performance targets established by the Committee under the Annual Plan, and therefore no payments were made to the executive officers under that plan. Principally as a result of the Company's performance in 1996 and 1997, the performance of the Company's continuing operations in the 1996-1998 performance period under the Long-Term Plan was above the threshold levels established by the Committee for cumulative net income and percentage return on invested capital for the performance period, and therefore, below-target payments were made to the participants in that plan, including the named executive officers
shown in the table on page   .

     Chief Executive Officer's Compensation. Mr. Farah's compensation arrangements in 1998 were unchanged from those negotiated by the Company and Mr. Farah at the time he joined the Company in 1994, which were embodied in an employment agreement entered into at that time (the "1994 Agreement"). In 1998, Mr. Farah was paid a base salary of $1,500,000, and was eligible to earn a bonus at target under the

Annual Plan of 50 percent of his base salary. Options to purchase 800,000 shares of Common Stock and 200,000 shares of restricted stock were issued to him in 1994, and no additional stock options were granted to him in 1998. The shares of restricted stock are subject to a restriction related to Mr. Farah's continued employment, and vest at 20 percent per year at the end of the first through fifth years of employment. As of January 31, 1999, the restrictions have lapsed on 160,000 of these shares and the restrictions on the remaining shares lapse in January 2000. Also, in 1998 Mr. Farah purchased 1,046 shares of Common Stock at $16.58 per share under the Stock Purchase Plan, which was the maximum number of shares he was permitted to purchase under the terms of that plan.

     Based upon the Company's performance in 1998 compared to targets established under the Annual Plan, as discussed above, no payment was made to Mr. Farah under the Annual Plan for 1998. The target payout under the Long-Term Plan for the 1996-98 performance period was 163 percent of base salary. Because the performance of the Company in 1998 was significantly below plan, following two years of essentially on-plan performance in 1996 and 1997, the Company's performance did not meet the targets established by the Committee for the 1996-98 performance period. Consequently, the Long-Term Plan payout to Mr. Farah for the performance period was 91.04 percent of his base salary, which would translate to a cash amount of $1,365,600. This compares to the 163 percent of base salary that he would have earned had the performance targets been achieved. Fifty percent of this bonus was paid to Mr. Farah in cash and 50 percent in shares of Common Stock.

     As noted, Mr. Farah's compensation arrangements in 1998 were unchanged from those negotiated by the Company and Mr. Farah at the time he joined the Company in 1994. In approving these compensation arrangements at that time, the Committee considered that the elements of Mr. Farah's compensation package were the result of negotiation between the Company and Mr. Farah, following a search that identified Mr. Farah as the best candidate for the Chief Executive Officer's position.

     It has been the Company's practice, with regard to its senior executives, to negotiate new employment agreements approximately one year prior to the end of the then-current agreement, so as to be assured of securing, on an ongoing basis, the services of its key executives. Consequently, the Company and Mr. Farah have entered into a new employment agreement, the terms of which are
summarized on page   , for a term ending January 31, 2003 (the "1999
Agreement"). In the 1999 Agreement, the Company and Mr. Farah have agreed to reconfigure his compensation package to reduce significantly his base salary and to increase the amount of his compensation that is "at risk" based upon the performance of the Company (through increased "at target" payouts under the Annual Plan and the Long-Term Plan) and the price of the Company's shares (through a restricted stock grant and ongoing stock option grants). It was the view of the Committee that it was in the best interests of the Company and its shareholders to enter into a new employment agreement with Mr. Farah in order to secure his services for a reasonable future period and, after consulting with independent compensation consultants, to reconfigure the components of his compensation to provide greater incentives tied to the performance of the Company and its share price. In approving the compensation arrangements for Mr. Farah contained in the 1999 Agreement, the Committee considered the compensation arrangements with Mr. Farah reflected in the 1994 Agreement, the importance to the Company of retaining Mr. Farah's services for a reasonable period in the future, compensation arrangements of chief executive officers of other companies in the retail and athletic footwear and apparel industries, and the benefits to the Company and its shareholders that it expected to result from providing Mr. Farah with a meaningful incentive compensation opportunity tied to the performance of the Company and the price of its Common Stock.

     One Million Dollar Pay Deductibility Cap. Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a federal tax deduction on compensation paid to certain executive officers in excess of $1 million per year unless certain requirements are met. It is generally the Committee's view that the compensation plans and programs of the Company should be designed and administered in a manner that ensures the tax deductibility by the Company of compensation paid to its executives. As a consequence, the Annual Plan, the Long-Term Plan, and the 1995 and 1998 Award Plans are structured so that cash compensation paid and stock options granted under those plans qualify for an exemption from the $1 million pay deductibility limit. The Committee recognizes, however, that situations may arise when it is in the best interests of the Company and its shareholders to pay compensation to an executive that cannot be deducted for tax purposes. Most of the compensation related to the restricted stock grants made to Mr. Farah, and potentially some portion of the restricted stock grants made to certain other officers, is not expected to be deductible. It was the view of the Committee that the benefits of securing the services of Mr. Farah and these officers outweighs the Company's inability to obtain a tax deduction for those elements of compensation.

                                          James E. Preston, Chairman
                                          Philip H. Geier Jr.
                                          Margaret P. MacKimm

PERFORMANCE GRAPHS

     The following performance graph compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Retail Stores Composite Index from January 31, 1994 through January 31, 1999. The graph assumes an investment of $100 in the Company's Common Stock and in each index on January 31, 1994, and that all dividends were reinvested.

                                                      VENATOR GROUP                  S&P 500                   S&P RETAIL
                                                      -------------                  -------                   ----------
Jan 94                                                   100.00                      100.00                      100.00
Jan 95                                                    60.87                       97.68                       91.13
Jan 96                                                    43.48                      132.06                       96.72
Jan 97                                                    78.74                      163.24                      114.05
Jan 98                                                    84.06                      203.54                      167.35
Jan 99                                                    19.81                      265.70                      272.34

     The next graph compares the cumulative total shareholder return on the Company's Common Stock against the Russell 2000 Index and a selected peer group from September 27, 1996 (the date on which all peer group members were publicly held) through January 31, 1999. The peer group consists of the Company, The Finish Line, Inc., Footstar, Inc., Just For Feet, Inc., and The Sports Authority, Inc. The Company believes that this selected group reflects the Company's peers as retailers in the athletic footwear and apparel industry.

                                                      VENATOR GROUP               RUSSELL 2000                    PEER
                                                      -------------               ------------                    ----
Sept 96                                                  100.00                      100.00                      100.00
Jan 97                                                    98.79                      106.93                       86.27
Jan 98                                                   105.45                      124.46                       61.30
Jan 99                                                    24.85                      123.65                       49.21

     On January 29, 1999, which was the last trading day of the Company's most recently completed fiscal year and the final date used in the above performance graph, the closing price of a share of the Company's Common Stock was $5.125. On May 27, 1999, the price of a share of the Company's Common Stock was $10.00.

                PROPOSAL 2.   RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed KPMG LLP ("KPMG") as independent accountants of the Company for the fiscal year that began January 31, 1999, subject to ratification by the shareholders at the 1999 annual meeting. A resolution for ratification will be presented at the 1999 annual meeting.

     KPMG has no interest, financial or otherwise, direct or indirect, in the Company other than as independent accountants.

     Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

                             GREENWAY SOLICITATION

     Greenway has nominated four individuals for election to the Board of Directors in opposition to the Company's nominees for election to the Board of Directors. Greenway has also stated that it intends to present the Greenway Proposals.

     FOR THE REASONS GIVEN BELOW, THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE GREENWAY SLATE OF NOMINEES AND THE APPROVAL OF THE GREENWAY PROPOSALS WOULD BE HARMFUL TO THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE SLATE OF DIRECTORS PROPOSED BY
THE BOARD (SEE PAGE   ) AND AGAINST THE GREENWAY PROPOSALS.

     ELECTION OF DIRECTORS. The Company believes that its Board of Directors should be composed of individuals who are business leaders, representing a broad range of business and community experience, and bringing to Board membership background, experience, and skills that enable them to contribute to the Company's long-term objectives. Each of the existing directors being proposed for reelection in Class II is a world-class business leader, with the depth of experience to represent all of the Company's shareholders. All of the directors being proposed for reelection were first elected to the Board within the past six years.

     - Carter Bacot served for over 15 years as the Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc., and is a director of a number of other public companies.

     - Purdy Crawford is the Chairman of the Board of Imasco Limited, a $10 billion (Canadian) corporation, and served as that company's Chief Executive Officer for eight years. As a Canadian business leader and a director of a number of leading Canadian corporations, he brings an international perspective to the Board, which, given the global nature of the Company's operations, is an important contribution.

     - Philip Geier is the Chairman of the Board and Chief Executive Officer of Interpublic Group of Companies, an advertising and marketing communications company, a position he has held for nineteen years. He is also an active community leader, participating on the boards of a number of community organizations.

     - Dale Hilpert, the Company's President and Chief Operating Officer, has over 20 years experience as a senior executive of retail companies, including 10 years as the Chief Executive Officer of Payless Shoe Source, then a division of May Department Stores Company.

     In contrast, Greenway, a minority shareholder of the Company, is proposing to replace these directors with Greenway's nominees, two of whom are principals of Greenway, one of whom is an officer of a company controlled by Greenway, and one of whom is a limited partner of Greenway. The Company believes that these individuals have limited and overlapping business experience, represent a limited point of view concerning the Company, and do not have the background or experience to represent the interests of all of the Company's shareholders.

     Since being advised of the Greenway proposals, the Company has engaged in discussions with Greenway in an effort to resolve this matter. These discussions included an offer by the Company that two of the Greenway nominees -- Alfred D. Kingsley and Gary K. Duberstein -- be included as additional directors on the slate recommended for election by the Board of Directors at the 1999 annual meeting. As a result of certain issues raised in the course of those discussions, however, the Board became concerned that Mr. Kingsley's and Mr. Duberstein's membership on the Board of Directors would result in their being a destabilizing influence on the Company, and not in the best interests of all shareholders. Therefore, the Board finally concluded that there was not an acceptable basis on which it could invite Mr. Kingsley and Mr. Duberstein to join the Board.

     FOR THESE REASONS, THE BOARD OF DIRECTORS BELIEVES THAT SHAREHOLDERS WOULD BE FAR BETTER SERVED BY ELECTING CARTER BACOT, PURDY CRAWFORD, PHILIP GEIER, AND DALE HILPERT TO THE BOARD, AND YOU ARE URGED TO VOTE FOR THESE INDIVIDUALS ON THE ENCLOSED PROXY CARD.

           PROPOSAL 3.  GREENWAY PROPOSAL RELATING TO CHANGE IN NAME

     CHANGE OF COMPANY NAME. Greenway is seeking shareholder approval for a proposal recommending that the Company change its name back to Woolworth Corporation.

     At the 1998 annual meeting, 69.6 percent of the holders of the Company's outstanding shares (and 79.4 percent of the shares voting at the meeting) approved an amendment to the Certificate of Incorporation changing the Company's name to Venator Group, Inc.

     In the view of the Board of Directors, the Company's new name better reflects its current portfolio of businesses and its position as a leading global retailer of merchandise designed for active lifestyles.

     The restructuring of the Company's business that occurred between 1994 and 1997 led the Company to consider the need for a change in its corporate name. In particular, it closed its Woolworth operations in the United States in 1997. In 1998, after the change in the Company's name, the Company sold its Woolworth operations in Germany and Austria, so that it no longer operates Woolworth stores anywhere in the world.

     Following careful study, the Company changed its name to Venator Group., Inc. As part of the process of identifying a new name, the Company conducted a study which showed that there was a negative perception of the Woolworth name among key stakeholders, including real estate developers, employees, and institutional investors. Further, it showed that investors did not associate the Woolworth name with the type of business the Company had become. Having carried out the name change in 1998, now to change the Company's name yet again would be costly and disruptive and serve no useful purpose. Also, as there are businesses operating in various parts of the world under the Woolworth name that are not related to the Company, the Company's use of Woolworth as its corporate name would be confusing to stakeholders, real estate developers and suppliers.

     For these reasons, the Board of Directors unanimously recommends a vote AGAINST the Greenway Proposal concerning a change in the Company's name (Proposal 3).

             PROPOSAL 4.  GREENWAY PROPOSAL RELATING TO RIGHTS PLAN

     SHAREHOLDER RIGHTS PLAN. Greenway is also proposing that shareholders approve a resolution recommending that the Board of Directors terminate the 1998 Rights Plan, redeem the rights distributed thereunder, and not adopt any new rights agreement unless approved by the affirmative vote of the then-holders of a majority of the outstanding shares of the Company.

     The Company has had a Rights Plan in place since 1988. In the view of the Board of Directors, the Rights Plan maximizes shareholder value and protects shareholders and the Company from abusive takeover tactics. Last year, the Board of Directors adopted a new Rights Plan along the lines of the plan originally adopted in 1988. The Rights Plan is designed to ensure that, if there is a sale of the Company, the Board of Directors will have the opportunity to effect a transaction on optimal terms.

     At the 1998 annual meeting shareholders voted in favor of a non-binding proposal requesting that the Board of Directors terminate the Rights Plan. Since the last annual meeting, the Board has given very careful consideration to its decision to continue to maintain a Rights Plan. The Board has concluded that, given the volatility of the share price of the Company's Common Stock in the past year, caused at least in part by industry and market factors outside the control of the Company's managers, it is in the best interests of all shareholders to have some form of Rights Plan in place. As a result of the Board's analysis, and taking into account the views expressed by shareholders at last year's annual meeting, the Board recently adopted certain amendments to the Rights Plan that would make the Rights Plan inapplicable to certain kinds of qualifying offers to purchase all of the Company's Common Stock. In general, the requirements for a qualifying offer are as follows:

     - The offer is composed only of cash or of cash and securities.

     - The person making the offer to purchase the stock (the "Offeror") has provided firm written financial commitments from responsible financial institutions for any cash portion of the offer and the opinion of a nationally recognized investment bank with respect to any securities portion of the offer.

     - The offer to purchase the Company's Common Stock remains open for at least 120 days.

     - The Offeror makes an irrevocable written commitment (1) to purchase those shares that were not acquired through the original offer for the same price paid for the shares that were acquired through the original offer,
       (2) that the Offeror will not materially amend the offer except to increase the offering price, and (3) that the Offeror will not make any offer for the Company's stock for six months after the commencement of the original offer.

     - After the consummation of the transaction, the Offeror owns at least 80 percent of the outstanding common stock.

In addition, the Independent Directors, defined in the Rights Plan as directors who are not current or former officers of the Company, holders of five percent or more of the Company's shares, or the persons who have made the tender offer, have the discretion to shorten the time periods related to the qualifying offer provision.

     The Rights Plan is not intended to prevent or deter an offer to acquire the Company's stock at a price and on terms that would be in the best interests of all shareholders. It is designed to ensure that, if there is a sale of the Company, the Board of Directors will have the opportunity to effect a transaction on the optimal terms. If the Board determines that an unsolicited offer is fair, and on terms that reflect full value, and that are otherwise in the best interests of the shareholders, the Board can redeem the Rights issued to shareholders pursuant to the provisions of the Rights Agreement and permit the offer to proceed. As amended, the Rights Plan would not apply in any event to an offer that met the criteria for a qualifying offer.

     The Board considers the continuation of the Rights Plan, as amended, to be in the best interests of all shareholders and, therefore, unanimously recommends a vote AGAINST the Greenway Proposal relating to the Rights Plan (Proposal 4).

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the SEC, each member of the Board of Directors, certain executive officers of the Company and certain other corporate officers of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the directors and named executive officers of the Company of the Company's securities is provided in this proxy statement and the present ownership of the Company's securities by other participants is listed in Appendix A.

DEADLINES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS

     The Company's By-laws require that notice of nominations to the Board of Directors proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, at least 75 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

     Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2000 annual meeting must be received by the
Secretary of the Company no later than February   , 2000 in order to be
considered for inclusion in the 2000 proxy statement. In order for proposals of shareholders made outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received
by the Secretary of the Company no later than April   , 2000. All proposals
should be addressed to the Secretary, Venator Group, Inc., 233 Broadway, New York, New York 10279.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the 1999 annual meeting. If other matters properly come before the meeting, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          GARY M. BAHLER
                                          Secretary

         , 1999

                                                                      APPENDIX A

INFORMATION CONCERNING THE DIRECTORS AND CERTAIN OFFICERS OF THE COMPANY WHO MAY ALSO SOLICIT PROXIES

     The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which their employment is carried on, of the directors and certain officers of the Company who may also solicit proxies from shareholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is Venator Group, Inc., 233 Broadway, New York, New York 10279.

DIRECTORS

     The principal occupations of the Company's directors who are deemed participants in the solicitation are set forth on pages 11 through 13 of this proxy statement. The principal business address of Messrs. Farah and Hilpert is that of the Company. The name, business and address of the other director-participants' organization of employment are as follows:


NAME                                                      ADDRESS
----                                                      -------
J. Carter Bacot.........................................  The Bank of New York Company, Inc.
                                                          One Wall Street
                                                          New York, NY 10286

Purdy Crawford..........................................  Imasco Limited
                                                          Royal Bank Plaza
                                                          200 Bay Street
                                                          North Tower, Suite 2000
                                                          Toronto, Ontario M5J 2J2
                                                          Canada

Philip H. Geier Jr......................................  Interpublic Group of Companies,
                                                          Inc.
                                                          1271 Avenue of the Americas
                                                          New York, NY 10020

Jarobin Gilbert Jr......................................  DBSS Group, Inc.
                                                          301 East 57th Street
                                                          New York, NY 10022

Allan Z. Loren..........................................  American Express Company
                                                          200 Vesey Street
                                                          New York, NY 10285

Margaret P. MacKimm.....................................  c/o Venator Group, Inc.
                                                          233 Broadway
                                                          New York, NY 10279

John J. Mackowski.......................................  c/o Venator Group, Inc.
                                                          233 Broadway
                                                          New York, NY 10279

James E. Preston........................................  c/o Venator Group, Inc.
                                                          233 Broadway
                                                          New York, NY 10279

Christopher A. Sinclair.................................  Caribiner International
                                                          16 West 61st Street
                                                          New York, NY 10023

EXECUTIVE OFFICERS AND CERTAIN CORPORATE OFFICERS

NAME                                          PRINCIPAL OCCUPATION
----                                          --------------------
Gary M. Bahler..............................  Senior Vice President, General Counsel and Secretary
M. Jeffrey Branman..........................  Senior Vice President -- Corporate Development
John E. DeWolf III..........................  Senior Vice President -- Real Estate
S. Ronald Gaston............................  Senior Vice President and Chief Information Officer
John F. Gillespie...........................  Senior Vice President -- Human Resources
Bruce L. Hartman............................  Senior Vice President and Chief Financial Officer
Maryann M. McGeorge.........................  Senior Vice President -- Merchandise Operations
John H. Cannon..............................  Vice President and Treasurer
Lauren B. Peters............................  Vice President and Controller
Juris Pagrabs...............................  Vice President -- Investor Relations
Frances E. Trachter.........................  Vice President -- Public Affairs
Sheilagh M. Clarke..........................  Counsel and Assistant Secretary

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

     None of the participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by directors and the
named executive officers is set forth on page   of this proxy statement. The
number of shares of Common Stock held by the other participants as of May 5, 1999 is set forth below. The information includes shares that may be acquired by the exercise of stock options within 60 days of May 5, 1999:


                                                                SHARE
NAME                                                          OWNERSHIP
----                                                          ---------
Gary M. Bahler..............................................   128,143
John H. Cannon..............................................   112,207
S. Ronald Gaston............................................    40,000
John F. Gillespie...........................................    91,473
Bruce L. Hartman............................................    64,597
Maryann M. McGeorge.........................................    73,355
Lauren B. Peters............................................     8,332
Juris Pagrabs...............................................    16,999
Frances E. Trachter.........................................    62,467
Sheilagh M. Clarke..........................................     8,499


INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales of the Company's securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                                                                        NUMBER OF
                                                                    SHARES OF COMMON
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
DIRECTORS
J. Carter Bacot......................................  07/01/97               879            (1)
                                                       07/01/98             1,129            (1)

Purdy Crawford.......................................  07/01/97               818            (1)
                                                       07/01/98             1,050            (1)

                                                                        NUMBER OF
                                                                    SHARES OF COMMON
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
Roger N. Farah.......................................  06/01/97             1,223            (2)
                                                       03/19/98           (15,000)           (3)
                                                       06/01/98             1,046            (2)
                                                       02/10/99           500,000            (4)
                                                       04/14/99           175,000            (4)
                                                       04/14/99               314            (6)
                                                       04/16/99           115,488           (10)
                                                       04/26/99           275,000           (11)

Philip H. Geier Jr...................................  07/01/97               818            (1)
                                                       07/01/98             1,050            (1)
                                                       04/01/99             6,000            (7)

Jarobin Gilbert Jr...................................  07/01/97               879            (1)
                                                       09/10/97              (982)           (3)
                                                       07/01/98             1,129            (1)

Dale W. Hilpert......................................  04/09/97           100,000            (4)
                                                       06/01/97             1,223            (2)
                                                       04/08/98           100,000            (4)
                                                       06/01/98             1,046            (2)
                                                       06/12/98               100            (7)
                                                       02/01/99           100,000            (5)
                                                       02/10/99           150,000            (4)
                                                       04/14/99             2,239            (6)
                                                       04/16/99            57,744           (10)

Allan Z. Loren.......................................  04/09/98               100            (7)
                                                       07/01/98               788            (1)

Margaret P. MacKimm..................................  07/01/97               879            (1)
                                                       07/01/98             1,129            (1)

John J. Mackowski....................................  07/01/97               879            (1)
                                                       07/01/98             1,129            (1)
                                                       10/01/98             1,000            (7)

James E. Preston.....................................  07/01/97             1,759            (1)
                                                       07/01/98             2,259            (1)
                                                       10/28/98             8,000            (7)
                                                       03/15/99             5,000            (7)

Christopher A. Sinclair..............................  07/01/97               818            (1)
                                                       07/01/98             1,050            (1)

EXECUTIVE OFFICERS AND CERTAIN CORPORATE OFFICERS
Gary M. Bahler.......................................  04/09/97            25,000            (4)
                                                       06/01/97               603            (2)
                                                       02/10/98             2,000            (8)
                                                       02/10/98            (1,793)           (9)
                                                       04/08/98            25,000            (4)
                                                       06/01/98               729            (2)
                                                       02/01/99            30,000            (5)
                                                       02/10/99            35,000            (4)
                                                       04/14/99               314            (6)
                                                       04/16/99             3,253           (10)

                                                                        NUMBER OF
                                                                    SHARES OF COMMON
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
M. Jeffrey Branman...................................  04/09/97            75,000            (4)
                                                       04/22/97             5,000            (7)
                                                       04/08/98            50,000            (4)
                                                       06/01/98             1,046            (2)
                                                       08/12/98           100,000            (4)
                                                       09/25/98             7,000            (7)
                                                       12/04/98             7,000            (7)
                                                       12/28/98            (5,000)           (3)
                                                       02/01/99            40,000            (5)
                                                       02/10/99            50,000            (4)
                                                       04/14/99               275            (6)
                                                       04/16/99            29,786           (10)

John E. DeWolf III...................................  04/09/97            30,000            (4)
                                                       04/08/98            50,000            (4)
                                                       02/01/99            40,000            (5)
                                                       02/10/99            50,000            (4)
                                                       04/16/99            25,893           (10)
                                                       04/23/99           (11,000)           (3)
                                                       04/26/99           (14,893)           (3)

S. Ronald Gaston.....................................  11/30/98            30,000            (4)
                                                       02/01/99            40,000            (5)

John F. Gillespie....................................  04/09/97            30,000            (4)
                                                       04/08/98            30,000            (4)
                                                       06/01/98               632            (2)
                                                       02/01/99            30,000            (5)
                                                       02/10/99            35,000            (4)
                                                       04/14/99               275            (6)
                                                       04/16/99            23,566           (10)
                                                       04/29/99           (23,000)           (3)

Bruce L. Hartman.....................................  04/09/97            25,000            (4)
                                                       04/08/98            25,000            (4)
                                                       02/01/99            30,000            (5)
                                                       02/10/99            35,000            (4)
                                                       03/10/99            15,000            (4)
                                                       04/14/99               865            (6)

Maryann M. McGeorge..................................  04/09/97            10,000            (4)
                                                       04/08/98            10,000            (4)
                                                       02/01/99            30,000            (5)
                                                       02/10/99            35,000            (4)
                                                       04/14/99               284            (6)
                                                       04/16/99             3,072           (10)

John H. Cannon.......................................  04/09/97            17,000            (4)
                                                       02/09/98             5,357            (8)
                                                       02/09/98            (4,952)           (9)
                                                       04/08/98            17,000            (4)
                                                       10/07/98            10,000            (7)
                                                       01/22/99            10,000            (7)
                                                       02/10/99            17,000            (4)
                                                       04/14/99             1,250            (6)

Lauren B. Peters.....................................  03/11/97            10,000            (4)
                                                       04/08/98             5,000            (4)
                                                       09/01/98            12,000            (4)
                                                       02/10/99            25,000            (4)

                                                                        NUMBER OF
                                                                    SHARES OF COMMON
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
Juris Pagrabs........................................  04/09/97            17,000            (4)
                                                       04/08/98            17,000            (4)
                                                       02/10/99            30,000            (4)

Frances E. Trachter..................................  04/09/97            10,000            (4)
                                                       02/10/98             2,000            (8)
                                                       02/10/98            (1,793)           (9)
                                                       04/08/98            10,000            (4)
                                                       02/10/99            10,000            (4)
                                                       04/14/99               314            (6)

Sheilagh M. Clarke...................................  04/09/97             2,000            (4)
                                                       04/08/98             2,000            (4)
                                                       02/10/99             3,000            (4)

---------------
FOOTNOTES:

 (1) Acquisition of shares under the Directors Stock Plan.

 (2) Acquisition of shares under the 1994 Employees Stock Purchase Plan.

 (3) Open market sale.

 (4) Stock option grant.

 (5) Restricted stock award granted under the 1998 Stock Option and Award Plan and pursuant to a Restricted Stock Agreement dated as of February 1, 1999.

 (6) The aggregate number of shares owned, as of the dated indicated, which were purchased through periodic payments and/or the annual Company Match under the Company's 401(k) Plan.

 (7) Open market purchase.

 (8) Stock option exercise.

 (9) Shares swapped in to the Company to exercise stock option.

(10) Payment under the Long-Term Incentive Plan in shares of Common Stock of a portion of the bonus earned for the 1996-1998 Performance Period.

(11) Restricted stock award granted under the 1998 Stock Option and Award Plan and pursuant to a Restricted Stock Agreement dated as of April 26, 1999.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Appendix A or in the proxy statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Appendix A or in the proxy statement, no Participant Affiliate is either a party to any transaction or series of transactions since February 1, 1998, or has knowledge of any currently proposed transaction or series of transactions,
(i) to which the Company or any of its subsidiaries was or is to be a party,
(ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had or will have, a direct or indirect material interest.

     Except for the employment agreements described in the proxy statement, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the proxy statement, there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to the Company's Common Stock.

PROXY

                              VENATOR GROUP, INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                 THE ANNUAL MEETING TO BE HELD ON        1999.

Gary M. Bahler, Roger N. Farah, Bruce L. Hartman, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Venator Group, Inc., to be
held on       , 1999, at 10:00 A.M., local time, at               and at any
adjournment or postponement thereof, upon the matters set forth in the Venator Group, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

PROPOSAL 1. - ELECTION OF DIRECTORS.

Nominees for Terms Expiring at the Annual Meeting in 2002: J. Carter Bacot, Purdy Crawford, Philip H. Geier Jr., Dale W. Hilpert

PLEASE COMPLETE, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                     (continued on reverse side)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

               DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2

                 FOR     WITHHELD

1. ELECTION OF   [ ]       [ ]
   DIRECTORS
   (see reverse
   side)

FOR, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                               FOR    AGAINST   ABSTAIN

2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS      [ ]      [ ]       [ ]



       DIRECTORS RECOMMEND A VOTE "AGAINST"
               PROPOSALS 3 AND 4

                            FOR   AGAINST   ABSTAIN

3. GREENWAY PROPOSAL TO     [ ]    [ ]        [ ]
   CHANGE THE COMPANY'S
   NAME

                            FOR   AGAINST   ABSTAIN

4. GREENWAY PROPOSAL TO     [ ]     [ ]       [ ]
   TERMINATE THE RIGHTS
   AGREEMENT.

       I plan to attend     [ ]
       meeting.


SIGNATURE(S)                                    DATE                      , 1999
             ----------------------------------      ---------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 1999 Annual Meeting of Shareholders of Venator Group, Inc. and any adjournment or postponement thereof.